UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	ECL	New York Stock Exchange
2.625% Euro Notes due 2025	ECL 25	New York Stock Exchange
1.000% Euro Notes due 2024	ECL 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 1, 2021, pursuant to the Stock and Asset Purchase Agreement (the “Purchase Agreement”), dated October 28, 2021 by and among Ecolab Inc., a Delaware corporation (“Ecolab”), Purolite Corporation, a Delaware corporation (“Purolite”), Stefan E. Brodie and Don B. Brodie (the “Founder Sellers” and together with Purolite, the “Sellers”) and Stefan E. Brodie, solely in his capacity as the representative of the Sellers (“Seller Representative”), Ecolab acquired the shares of the subsidiaries and certain other affiliated entities of Purolite (the “Acquired Companies”) and substantially all of Purolite’s assets used or held for use in connection with its filtration and purification resins business, and assumed the liabilities related to the business (the “Transaction”).

The purchase price paid by Ecolab was approximately $3.7 billion in cash, subject to certain adjustments for working capital, cash, debt, transaction expenses, and certain real estate expenses. Ecolab paid the purchase price for the Transaction through (i) proceeds from borrowings under Ecolab’s Term Credit Agreement, dated November 19, 2021, by and among Ecolab, the financial institutions party thereto as Banks from time to time, and JP Morgan Chase Bank, N.A., as administrative agent, and (ii) cash on hand.

The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is incorporated herein by reference and attached as Exhibit 2.1 hereto.

Item 8.01 Other Events.

Press Release

On December 1, 2021, Ecolab issued a press release announcing the closing of the Transaction. This press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description	Method of Filing

(2.1)

Stock and Asset Purchase Agreement, dated October 28, 2021 by and among Ecolab Inc., Purolite Corporation, Stefan E. Brodie and Don B. Brodie, and Stefan E. Brodie, solely in his capacity as the Seller Representative.*

Filed herewith electronically.

(99.1)	Ecolab Inc. News Release dated December 1, 2021.	Filed herewith electronically.

(104)	Cover Page Interactive Data File.	Embedded within the Inline XBRL document.

*The schedules and exhibits to the Stock and Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. Ecolab will furnish copies of such schedules and exhibits to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: December 1, 2021	By:	/s/ David F. Duvick
Name: David F. Duvick
Title: Assistant Secretary